UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2018

YOSEN GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-28767	88-0403070
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

368 HuShu Nan Road

HangZhou City, Zhejiang Province, China 310014

 (Address of Principal Executive Offices)

+086-0571-8838 1700

 (Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (212) 370-1300

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01. Entry into a Material Definitive Agreement.

In furtherance of its plan to engage in the upscale restaurant business, on April 3, 2018, the Company’s wholly-owned subsidiary, DB-Link Ltd., a British Virgin Islands company, entered into a cooperation agreement dated March 16, 2018, with Alvin Leung, regarding brand cooperation and the catering business in the territory of the Mainland China, Australia, New Zealand and the United States (the “initial territory”). The agreement provides that Mr. Leung will exclusively work with DB-Link in the initial territory and will provide DB-Link with the brand names of “Bo” and “Daimon” in the initial territory, and he granted DB-Link a first right of cooperation before seeking similar cooperation with other third parties in Canada, Hong Kong and Europe. DB-Link’s business will be operated by joint venture entities in which DB-Link will hold a 66% equity interest and Mr. Leung a 34% interest. In addition, DB-Link will pay Mr. Leung RMB 800,000 (approximately $127,000), half of which has been paid with the balance being payable in 2019. Mr. Leung is a Hong Kong chef who holds three Michelin stars at his restaurant Bo Innovation in Hong Kong and one Michelin star in his restaurant Bo London in London.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Cooperation agreement dated March 16, 2018 between DB-Link Ltd. and Alvin Leung

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2018	Yosen Group, Inc.

/s/ Zinan Zhou
Zinan Zhou
Chief Executive Officer

3